INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Thinka Weight-Loss Corporation (formerly Encore Ventures, Inc.) on Post-Effective Amendment No. 1 to Form SB-2 of our Auditors' Report, dated June 28, 2001, on the balance sheets of Thinka Weight-Loss Corporation as of April 30, 2001 and 2000, and the statements of loss and deficit, cash flows, and stockholders' equity for the year ended April 30, 2001 and for the period from date of organization, September 14, 1999, to April 30, 2000.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.




Vancouver, Canada                                    /s/  MORGAN & COMPANY
                                                     --------------------------
October 9, 2001                                           Chartered Accountants